Exhibit 4.1

[FACE OF CERTIFICATE - LANK ACQUISITION CORP.]

UNITS

U

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [     ]

LANK ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of LANK ACQUISITION CORP., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination with a target business and (ii) [ ] [ONE YEAR FROM EFFECTIVE DATE], 2009 and will expire unless exercised before 5:00 p.m., New York City Time, on November 20, 2013, or earlier upon redemption (the “Expiration Date”).
The Common Stock and Warrant comprising the Units represented by this certificate are not separately transferable prior to [ , 2008] the thirty-fifth (35th) day after the date of the Registration Statement unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading of the common stock and warrants; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until (i) the Company files an audited balance sheet reflecting receipt of the gross proceeds of the offering and (ii) the Company files a Current Report on Form 8-K and issues a press release announcing when such separate trading will begin.

The terms of the Warrants are governed by a Warrant Agreement, dated as of [ ], 2008, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

LANK ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ______________Custodian________________
(Cust)    (Minor)
under Uniform Gifts to Minors Act ________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By ___________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event of the Company’s liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.